UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 17, 2018, Inpixon (the “Company”) received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’ s common stock for the last 30 consecutive business days beginning on April 5, 2018 and ending on May 16, 2018, the Company no longer meets the requirement to maintain a minimum bid price of $1 per share, as set forth in Nasdaq Listing Rule 5550(a)(2).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided a period of 180 calendar days, or until November 13, 2018, in which to regain compliance. In order to regain compliance with the minimum bid price requirement, the closing bid price of the Company’s common stock must be at least $1 per share for a minimum of ten consecutive business days during this 180-day period. In the event that the Company does not regain compliance within this 180-day period, the Company may be eligible to seek an additional compliance period of 180 calendar days if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and provides written notice to Nasdaq of its intent to cure the deficiency during this second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice to the Company that its common stock will be subject to delisting.

The Notice does not result in the immediate delisting of the Company’s common stock from the Nasdaq Capital Market. The Company intends to monitor the closing bid price of the Company’ s common stock and consider its available options in the event that the closing bid price of the Company’ s common stock remains below $1 per share. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or maintain compliance with the other listing requirements.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to the 2018 Plan

On May 17, 2018, the board of directors of the Company adopted the Amendment No. 1 to the 2018 Employee Stock Incentive Plan (the “Plan”) to, among other things, (i) reduce the limit on the aggregate fair market value of incentive stock options to $100,000 in accordance with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and (ii) remove the limit on the amount of stock options that can be issued under the Plan, which are not treated as incentive stock options (the “Amendment”).

The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 4.1, and incorporated herein by reference.

Adoption of Option Agreements

On the same date, the Company adopted forms of the incentive stock option agreement and the non-qualified stock option agreement, which will be used as templates for future stock option grants to be awarded to eligible persons under the Plan. These agreements contain terms that are consistent with the Plan. The forms of these agreements are attached hereto as Exhibits 10.1 and 10.2, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1*	Amendment No. 1 to the 2018 Employee Stock Incentive Plan.
10.1*	Form of Incentive Stock Option Agreement.
10.2*	Form of Non-Qualified Stock Option Agreement.

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: May 18, 2018	By:	/s/ Nadir Ali
Name: Nadir Ali Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Amendment No. 1 to the 2018 Employee Stock Incentive Plan.
10.1*	Form of Incentive Stock Option Agreement.
10.2*	Form of Non-Qualified Stock Option Agreement.

*Filed herewith

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